Exhibit 99.1

April 26, 2016

To Our Members:

Today, the Board of Directors of the Federal Home Loan Bank of Chicago (Bank) increased the dividend level on Class B1activity capital stock by declaring a 2.80% dividend (annualized) while maintaining a 0.60% dividend (annualized) on Class B2 membership capital stock. The higher dividend, in effect, lowers your cost of doing business with the FHLBC and rewards members that support the cooperative. In addition, we expect to report net income of $69 million for the first quarter of 2016 when we file our Form 10-Q with the Securities and Exchange Commission next month. Click here to read the preliminary and unaudited financial results and details on the dividend payments.

Reductions in Stock Requirements
The FHLBC remains focused on serving our members and committed to using our financial strength to enhance the value of your membership. To that end, in February we announced significant reductions in your membership stock and activity stock requirements, which went into effect on April 1, 2016. The changes reflect our vision to lower your cost of membership and increase your return on activity-all while maintaining your access to the same level of funding and liquidity. As a result of these changes, most institutions own excess stock that we can now repurchase so that you can invest those funds in your business and your communities; the form for requesting the repurchase is on our member-only portal, eBanking. Since April 1, 2016, we have repurchased $214 million of excess stock, or 36% of the total outstanding as of April 22, 2016.

Member Outreach
We were delighted to see so many members in March at our five meetings across Illinois and Wisconsin. We believe those events are valuable for a number of reasons that go beyond learning from the expert speakers. We also have the opportunity to learn more about your businesses and to obtain feedback. At some of the events, we were pleased to announce this year’s four Community First® Award winners, each of whom were nominated by a member and received $10,000 to donate to a nonprofit of their choice.

We hope to see you again this summer at our annual management conference on August 4-5; look for an invitation soon. This year’s keynote speaker is Dan Rather, legendary TV anchor and award-winning broadcast journalist. We hope that he will provide us with his candid insights into the events of this presidential election cycle. He will be joined by three esteemed speakers:

•	Mark Zandi, Chief Economist and Co-Founder, Moody’s Economy.com

•	Peter Diamandis, Chairman and CEO, XPRIZE Foundation; Executive Chairman, Singularity University; and Author

•	Theresa Payton, Former White House Chief Information Officer; Cybersecurity Authority; and Expert on Identity Theft and the Internet of Things

As always, thank you for your membership in-and for using-the Federal Home Loan Bank of Chicago.

Best regards,

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to execute our business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, the impact to us from the Federal Housing Finance Agency’s final membership rule and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. The financial results discussed in this letter are preliminary and unaudited. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

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First Quarter 2016 Dividend
On April 26, 2016, the Board of Directors of the Federal Home Loan Bank of Chicago (Bank) increased the dividend declared per share of Class B1 activity capital stock by 20 basis points to again recognize our members that borrow from the Bank, which supports the health of the entire cooperative. The higher dividend, in effect, lowers your cost of doing business with the Bank. The Board maintained the dividend declared for Class B2 membership capital stock.

Based on the Bank’s preliminary financial results for the first quarter of 2016, the Board declared a dividend of 2.80% (annualized) for Class B1 activity capital stock and a dividend of 0.60% (annualized) for Class B2 membership capital stock. The actual effective combined dividend rate on the total stock held by each member will depend on its level of activity with the Bank during the first quarter and the relative number of shares of membership and activity stock. The dividend will be paid by crediting your account on May 12, 2016.

First Quarter 2016 Financial Highlights
The results discussed here are preliminary and unaudited. Please refer to the Condensed Statements of Income and Statements of Condition on the next page. We expect to file our first quarter 2016 Form 10-Q with the Securities and Exchange Commission next month. You will be able to access it on our website, www.fhlbc.com, or through the SEC’s reporting website.

•	We recorded net income of $69 million in the first quarter of 2016, down from $83 million in the first quarter of 2015.

•
Net interest income for the first quarter of 2016 was $120 million, down from $130 million for the first quarter of 2015 as our higher earning investment and MPF loan portfolios continued to pay down, while our costs of funding rose slightly.

•	Total investment securities decreased 6% to $23.1 billion at March 31, 2016, down from $24.6 billion at December 31, 2015 as our investment portfolio continued to pay down.

•
Advances outstanding increased $1.6 billion to $38.4 billion at March 31, 2016, up from $36.8 billion at December 31, 2015, as members support investment activities and loan growth in their communities.

•	Total assets remained relatively unchanged at $70.9 billion as of March 31, 2016, compared to $70.7 billion as of December 31, 2015.

•	We reached nearly $2.8 billion in retained earnings at March 31, 2016.

•	We remained in compliance with all of our regulatory capital requirements as of March 31, 2016.

This publication contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to execute our business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, the impact to us from the Federal Housing Finance Agency’s final membership rule and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this publication. The financial results discussed in this publication are preliminary and unaudited. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	March 31, 2016	December 31, 2015	Change
Cash and due from banks, interest bearing deposits, Federal Funds sold, and securities purchased under agreement to resell	$4,543	$4,226	8%
Investment securities	23,087	24,597	(6)%
Advances	38,353	36,778	4%
MPF Loans held in portfolio, net of allowance for credit losses	4,679	4,828	(3)%
Other	251	242	4%
Assets	$70,913	$70,671	—%

Consolidated obligation discount notes	$40,293	$41,564	(3)%
Consolidated obligation bonds	24,021	22,582	6%
Subordinated notes	944	944	—%
Other	1,242	929	34%
Liabilities	66,500	66,019	1%

Capital stock	1,733	1,950	(11)%
Retained earnings	2,790	2,730	2%
Accumulated other comprehensive income (loss)	(110)	(28)	293%
Capital	4,413	4,652	(5)%
Total liabilities and capital	$70,913	$70,671	—%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	For the three months ended March 31,
	2016	2015	Change
Interest income	$318	$321	(1)%
Interest expense	(198)	(191)	4%
Net interest income	120	130	(8)%
Noninterest gain (loss)	(3)	(5)	(40)%
Other noninterest expense	(40)	(33)	21%
Affordable Housing Program assessment	(8)	(9)	(11)%
Net income	$69	$83	(17)%

Net yield on interest-earning assets	0.66%	0.70%	(0.04)%